Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-230311 on Form S-3 and No. 333-194237 on Form S-8 of our report dated March 20, 2023, with respect to the consolidated financial statements of Ares Real Estate Income Trust Inc.

/s/ KPMG LLP

Denver, Colorado

March 20, 2023